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                                                                     EXHIBIT 2.5

                       STOCK PLEDGE AND SECURITY AGREEMENT


                  THIS STOCK PLEDGE AND SECURITY AGREEMENT ("Agreement") is entered into as of April ___, 2000, by and between the undersigned pledgor (the "Pledgor"), and ZIXIT CORPORATION, a Texas corporation (the "Pledgee").

                  WHEREAS, pursuant to the terms of that certain Common Stock and Warrant Purchase Agreement (the "Purchase Agreement") of even date herewith among the Pledgee, the Pledgor and others, the Pledgor has executed and delivered to the Pledgee a Non-Negotiable Secured Promissory Note of even date herewith (the "Note") in the principal amount of ______________________ Dollars ($__________) in order to evidence the Pledgor's promise to pay such amount to the Pledgee in consideration of the sale and delivery by the Pledgee to the Pledgor of the number of shares of common stock of Zixit Corporation, par value $.01 per share ("Common Stock") and Warrants more particularly described on Exhibit "A" attached hereto (collectively, the "Pledged Securities"); and

                  WHEREAS, pursuant to the terms of the Purchase Agreement, the Pledgor has agreed to make the pledge contemplated by this Agreement.

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the Pledgor hereby agrees with the Pledgee as follows:

         1. PLEDGE.

                  A. Pledged Collateral. Subject to the provisions of Section 1.B below, the Pledgor hereby pledges to the Pledgee, and grants to the Pledgee a security interest in, the following (the "Pledged Collateral"): (i) all of the Pledged Securities; (ii) any certificates issued by the Pledgee that represent the Pledged Securities; and (iii) all dividends, cash, instruments and other property or proceeds, from time to time received, receivable or otherwise distributed in respect of, in exchange for, or upon exercise of, any or all of the Pledged Securities.

                  B. Released Collateral. Notwithstanding anything to the contrary contained in this Agreement: (i) upon payment in full of the first installment of principal due under the Note, one- third of the number of shares of Common Stock and Warrants pledged hereunder ("Released Pledged Securities"), together with any of the items referenced in Subsections 1A(ii) and (iii) hereof with respect to such Released Pledged Securities (collectively, the "Released Collateral"), automatically shall be deemed released from the security interest granted hereunder and shall no longer be deemed Pledged Collateral, and thereupon the security interest, the pledge and all other provisions of this Agreement with respect to such Released Collateral shall automatically cease and terminate and be of no further force or effect and Pledgee shall immediately cause the Released Collateral to be delivered to Pledgor; (ii) provided that no payment Event of Default (defined below) shall have occurred and be continuing, upon payment in full of the second installment of principal due under the Note, one-third of the original number of shares of Common Stock and Warrants pledged



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hereunder ("Additional Released Pledged Securities"), together with any of the items referenced in Subsections 1A(ii) and (iii) hereof with respect to such Additional Released Pledged Securities (collectively, the "Additional Released Collateral"), automatically shall be deemed released from the security interest granted hereunder and shall no longer be deemed Pledged Collateral, and thereupon the security interest, the pledge and all other provisions of this Agreement with respect to such Additional Released Collateral shall automatically cease and terminate and be of no further force or effect and Pledgee shall immediately cause the Additional Released Collateral to be delivered to Pledgor; and (iii) provided that no payment Event of Default shall have occurred and is continuing, upon payment in full of the third installment of principal due under the Note, all of the remaining Pledged Collateral hereunder automatically shall be deemed released from the security interest granted hereunder, shall be deemed Additional Released Collateral and shall no longer be deemed Pledged Collateral, and thereupon the security interest, the pledge and all other provisions of this Agreement with respect to such Additional Released Collateral shall automatically cease and terminate and be of no further force or effect, and Pledgee shall immediately cause such Additional Released Collateral to be delivered to Pledgor. Notwithstanding the foregoing, upon the prepayment of the Note, provided that no payment Event of Default shall have occurred and is continuing, the entire Pledged Collateral automatically shall be deemed released from the security interest granted hereunder, shall be deemed Released Collateral and Additional Released Collateral and shall no longer be deemed Pledged Collateral, and thereupon the security interest, the pledge and all other provisions of this Agreement with respect to such collateral shall automatically cease and terminate and be of no further force or effect and Pledgee shall immediately cause such collateral to be delivered to Pledgor.

         2. SECURITY FOR OBLIGATIONS. This Agreement secures, and the Pledged Collateral is security for, the full and prompt payment when due of the outstanding principal balance of, and interest, if any, on, the Note (such principal and interest, if any, the "Secured Obligation").

         3. DELIVERY OF PLEDGED COLLATERAL. All certificates or instruments representing or evidencing the Pledged Collateral shall be delivered to and held by or on behalf of the Pledgee pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank with signatures guaranteed. The Pledgee shall have the right, at any time after the occurrence of an Event of Default (defined below) and after written notice to the Pledgor, to transfer to or to register in its name or in the name of any of its nominees any or all of the Pledged Collateral.

         4. FURTHER ASSURANCES. The Pledgor agrees to execute and deliver all further instruments and documents, and take all further action, that may be reasonably necessary, upon the Pledgee's written request, in order to perfect the lien and security interest granted hereby.

         5. VOTING RIGHTS; DIVIDENDS; ETC.

                  A. Unless and until a default shall have occurred in the payment of principal due under the Note or in the performance of any of Pledgor's agreements under the Note or hereunder,



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and the Pledgor shall have failed to cure such default within the applicable cure period under the Note or cure any default hereunder within five (5) business days following written notice delivered by the Pledgee to the Pledgor (each, an "Event of Default"):

                           (i) The Pledgor shall be entitled to exercise any and all voting and other rights, powers and privileges pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement;

                           (ii) The Pledgor shall be entitled to receive and retain any and all dividends and other distributions paid in respect of the Pledged Collateral, which dividends and distributions shall become part of the Pledged Collateral and shall be released to Pledgor pursuant to the terms of Section 1.B; and

                           (iii) The Pledgee shall execute and deliver (or cause to be executed and delivered) to the Pledgor all such proxies and other instruments as the Pledgor may reasonably request for the purpose of enabling the Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends and other distributions which it is authorized to receive and retain pursuant to paragraph (ii) above.

                  B. Upon the occurrence of an Event of Default:

                           (i) Upon written notice by the Pledgee to the Pledgor, all rights of the Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 5A(i) above shall cease, and all such rights shall thereupon become vested in the Pledgee who shall thereupon have the sole right to exercise such voting and other consensual rights;

                           (ii) All rights of the Pledgor to receive the dividends which it would otherwise be authorized to receive and retain pursuant to Section 5A(ii) above shall cease, and all such rights shall thereupon become vested in the Pledgee who shall thereupon have the sole right to receive and hold as Pledged Collateral such dividends; and

                           (iii) All dividends which are received by the Pledgor contrary to the provisions of paragraph (ii) of this Section 5(B) shall be received in trust for the benefit of the Pledgee and shall be paid over to the Pledgee.

         6. TRANSFERS AND OTHER LIENS. The Pledgor agrees that it will not (i) sell or otherwise dispose of, or grant any option or warrant with respect to, any of the Pledged Collateral, or (ii) create or permit to exist any lien upon or with respect to any of the Pledged Collateral, except for the lien and the security interest created pursuant to this Agreement.



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         7. ATTORNEY-IN-FACT. Upon the occurrence and during the continuance of an Event of Default, the Pledgor hereby irrevocably appoints the Pledgee as the Pledgor's attorney-in-fact and proxy, with full authority in the place of the Pledgor and in the name of the Pledgor, from time to time in the Pledgee's reasonable discretion and upon three (3) days' written notice to the Pledgor, to take any action and to execute any instrument which the Pledgee reasonably may deem necessary to accomplish the purposes of this Agreement, including, without limitation, to receive, indorse and collect all instruments made payable to the Pledgor representing any dividend or other distribution in respect of any Pledged Collateral and to give full discharge for the same. The powers of attorney granted pursuant to this Agreement shall not impose any duty upon the attorney-in-fact to exercise such powers. Such powers of attorney are coupled with an interest and are irrevocable.

         8. REASONABLE CARE. The Pledgee shall exercise reasonable care in the custody and preservation of the Pledged Collateral in its possession and, at a minimum, shall ensure that the Pledged Collateral is accorded treatment substantially equal to that which the Pledgee accords its own property.

         9. REMEDIES UPON AN EVENT OF DEFAULT. Upon and after the occurrence of an Event of Default, the Pledgee shall have the rights and remedies provided in the Uniform Commercial Code in force in the State of Texas at the date of this Agreement. In addition to and in conjunction with such rights and remedies, the Pledgee may, by giving ten days' written notice to Pledgor by registered mail, sell all the Pledged Collateral in accordance with the requirements of the Texas Uniform Commercial Code. At any bona fide public sale, Pledgee may purchase all or any part of the Pledged Collateral. Pledgee may retain out of the proceeds of any sale an amount equal to the amounts outstanding under the Note, including the reasonable expenses of the sale, and shall pay any balance of the proceeds to Pledgor. If the sale proceeds are insufficient to cover the Secured Obligation, Pledgor shall remain liable to Pledgee for the deficiency.

         10. AMENDMENTS. No amendment or waiver of any provision of this Agreement shall be effective unless the same shall be in writing and signed by the Pledgor and the Pledgee, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         11. ADDRESSES FOR NOTICES. All notices and other communications provided for hereunder shall be in writing and mailed by certified mail, return receipt requested, confirmed telecopy, or delivered by courier, if to the Pledgor or the Pledgee, addressed to the Pledgor or the Pledgee, as the case may be, at its address specified in the Note, or, as to each party, at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section. All such notices and other communications shall be deemed delivered within three (3) business days after the date mailed or upon delivery if sent by courier.

         12. CONTINUING SECURITY INTEREST. This Agreement shall create a continuing security interest in the Pledged Collateral and shall: (i) subject to the provisions of Section 1.B above, remain in full force and effect until indefeasible payment in full of the Secured Obligation; (ii) be binding



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upon the parties hereto and their respective successors and assigns; and (iii)
inure to the benefit of and be enforceable by the parties hereto and their respective successors, transferees and assigns.

         13. GOVERNING LAW; SEVERABILITY; DEFINED TERMS. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Texas, without regard to its conflict of laws principles. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity and without invalidating the remaining provisions of this Agreement. Unless otherwise defined herein, terms defined in Article 9 of the Uniform Commercial Code as in effect in the State of Texas are used herein as therein defined.

         14. TITLES. The Section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not part of this Agreement.

         15. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

                  IN WITNESS WHEREOF, each of the Pledgor and the Pledgee has caused this Agreement to be duly executed and delivered by its duly authorized officer on the date first above written.


                                       PLEDGOR:



                                       -----------------------------------------



                                       PLEDGEE:

                                       ZIXIT CORPORATION,
                                       a Texas corporation



                                       By:
                                          --------------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------



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                                   EXHIBIT "A"
                     TO STOCK PLEDGE AND SECURITY AGREEMENT
                      DESCRIPTION OF THE PLEDGED SECURITIES


A. __________________ shares of the common stock, par value $.01 per share, of Zixit Corporation ("Common Stock").

B. Warrants ("$57.60 Warrants") to acquire _______________ shares of Common Stock ("Warrant Shares") at an exercise price of $57.60 per Warrant Share.

C. Warrants ("$12.00 Warrants", and collectively with the $57.60 Warrants, the "Warrants") to acquire _____ shares of Common Stock ("Warrant Shares") at an exercise price of $12.00 per Warrant Share.



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